EXHIBIT 99.1

Pattern Energy Updates Arrangements with Pattern Development to Facilitate Future Pattern Development Capital Raises

SAN FRANCISCO, California, December 14, 2016 – Pattern Energy Group Inc. (NASDAQ: PEGI) (TSX: PEG) (“Pattern Energy”) today announced that it has entered into agreements with Pattern Energy Group 2 LP (“PEG LP 2.0”), a new entity affiliated with Pattern Energy Group LP (“PEG LP 1.0” and, collectively with PEG LP 2.0, “Pattern Development”), and amended certain existing agreements with PEG LP 1.0 to reflect the formation of PEG LP 2.0. These agreements are intended to retain the existing arrangements between Pattern Energy and PEG LP 1.0 and to add PEG LP 2.0 in a manner consistent with the existing arrangements.

PEG LP 2.0 was created to facilitate additional long-term capital raises by Pattern Development to support the substantial growth in the development pipeline. The core of PEG LP 2.0’s assets consist of the early and mid-stage U.S. development assets. PEG LP 2.0 also owns select late-stage development projects, including the Grady project. PEG LP 1.0 retains the remaining identified right of first offer (“ROFO”) projects, the share ownership in Pattern Energy and the international development businesses.

“These amendments retain all the core elements of the original agreements. We wanted to preserve all of Pattern Energy’s rights and opportunities and at the same time support Pattern Development’s ability to expand its development activities, which both increase and add new investment opportunities for Pattern Energy,” said Mike Garland, CEO of Pattern Energy. “Since our IPO, Pattern Development has continued to significantly increase its development opportunities and, consistent with this growth, its development funding requirements. The creation of PEG LP 2.0 will enable the funds that own Pattern Development to raise significant amounts of additional long-term development funding while preserving Pattern Energy’s rights. In addition, PEG LP 2.0 is structured to allow Pattern Energy to potentially invest in PEG LP 2.0 in the future.”

The core elements of Pattern Energy’s purchase rights and management services continue to apply unchanged with PEG LP 1.0, and now also apply to PEG LP 2.0. Specifically, Pattern Energy retains: the ROFO on all identified ROFO projects; the ROFO on any power project

PEG LP 1.0 or PEG LP 2.0 decide to sell; the ROFO on PEG LP 1.0 and on PEG LP 2.0, if their equity owners decide to sell any material portion; and the option for Pattern Energy to take on the employees of PEG LP 1.0. The option on the employees has been extended to December 31, 2017 from December 31, 2016. PEG LP 2.0 is not expected to have any employees.

At this time, there is no agreement for Pattern Energy to participate in a portion of the development business, and no assurances can be given that the transactions discussed herein will result in the raise of additional development capital, that Pattern Energy will participate in the development business, or (even if it does participate) that it would be successful.

The Conflicts Committee of the Board of Directors of Pattern Energy, which is comprised entirely of independent directors, reviewed and recommended entering into the new agreements with PEG LP 2.0 and the amendment of certain existing agreements with PEG LP 1.0, and it was approved by the Board.

About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 18 wind power facilities, including one it has agreed to acquire, with a total owned interest of 2,644 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.pattern.energy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws, including statements regarding the ability of the arrangements to facilitate additional long-term capital raises to support the growth of the development pipeline, the ability of the arrangements to increase and add new investment opportunities for Pattern Energy, the ability of Pattern Energy to invest in PEG LP 2.0 in the future, and the ability of the arrangements to allow Pattern Energy to participate in the a portion of the development business. These forward-looking statements represent Pattern Energy's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.

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Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com